Exhibit 99.4

Dear Valued Customer:

I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to a plan of reorganization and stock issuance plan (the “plan of reorganization”), we will convert from a mutual (meaning no stockholders) savings bank to a stock savings bank and reorganize into the mutual holding company form of ownership. To accomplish the reorganization, First Seacoast Bancorp, a to-be-formed mid-tier stock holding company for Federal Savings Bank, is conducting an offering of shares of its common stock. Federal Savings Bank intends to change its name to “First Seacoast Bank” in connection with the reorganization. Enclosed you will find a Prospectus, a Stock Order Form, a Proxy Statement, a Proxy Card, and a Questions and Answers Brochure describing the reorganization, the offering and the plan of reorganization.

To further our commitment to serve the communities in our market area, we intend to establish a new charitable foundation, First Seacoast Community Foundation, Inc., in connection with the reorganization and offering. We intend to contribute to the charitable foundation $150,000 in cash and 1.0% of First Seacoast Bancorp’s outstanding shares of common stock. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

THE PROXY VOTE:

Your vote is extremely important for us to meet our goals. In addition to receiving all required regulatory approvals to undertake the reorganization, we must receive the approval of our eligible customers. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF REORGANIZATION AND “AGAINST” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your accounts at Federal Savings Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by telephone or Internet by following the instructions on the Proxy Card.

Our board of directors unanimously recommends that you join them in voting “FOR” both proposals.

Please note:

•	The proceeds resulting from the sale of stock will support our business strategy.
•

There will be no change to account numbers, interest rates or other terms of your accounts at Federal Savings Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

•	You will continue to enjoy the same services with the same board of directors, management and staff.
•	Voting does not obligate you to purchase shares of common stock in our offering.

THE STOCK OFFERING:

As a Federal Savings Bank eligible customer, you have non-transferable rights, but no obligation, to purchase shares of common stock during our Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to Federal Savings Bank’s main office located at 633 Central Avenue, Dover, New Hampshire. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on June 18, 2019. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

I invite you to consider this opportunity to share in our future as a First Seacoast Bancorp stockholder. Thank you for your continued support as a Federal Savings Bank customer.

Sincerely,

James R. Brannen

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 892-9472,

from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. First Seacoast Bancorp, a to-be-formed mid-tier stock holding company for Federal Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers. The offering is being conducted pursuant to a plan of reorganization and stock issuance plan (the “plan of reorganization”) that provides for the conversion of Federal Savings Bank from a mutual (meaning no stockholders) savings bank to a stock savings bank and its reorganization into the mutual holding company form of ownership. Federal Savings Bank intends to change its name to “First Seacoast Bank” in connection with the reorganization. As part of the offering and pursuant to the plan of reorganization, we intend to establish a new charitable foundation, First Seacoast Community Foundation, Inc., to further our commitment to serve the communities in our market area. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Our records indicate that you were a depositor of Federal Savings Bank at the close of business on December 31, 2017 or March 31, 2019, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during our Subscription Offering before any shares are offered for sale to the general public.

Please read the enclosed materials carefully before making an investment decision. If you are interested in purchasing shares of common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to Federal Savings Bank’s main office located at 633 Central Avenue, Dover, New Hampshire. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on June 18, 2019. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a First Seacoast Bancorp stockholder.

Sincerely,

James R. Brannen

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 892-9472,

from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

F

Dear Sir/Madam:

Keefe, Bruyette & Woods, A Stifel Company has been retained by First Seacoast Bancorp as its selling agent in connection with the offering of First Seacoast Bancorp common stock.

At the request of First Seacoast Bancorp, we are enclosing materials regarding the offering of shares of First Seacoast Bancorp common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

D

Dear Friend:

I am pleased to tell you about an investment opportunity. First Seacoast Bancorp, a to-be-formed mid-tier stock holding company for Federal Savings Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged to purchasers. The offering is being conducted pursuant to a plan of reorganization and stock issuance plan (the “plan of reorganization”) that provides for the reorganization of Federal Savings Bank from a mutual (meaning no stockholders) savings bank to a stock savings bank and its reorganization into the mutual holding company form of ownership. Federal Savings Bank intends to change its name to “First Seacoast Bank” in connection with the reorganization. As part of the offering and pursuant to the plan of reorganization, we intend to establish a new charitable foundation, First Seacoast Community Foundation, Inc., to further our commitment to serve the communities in our market area. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Please read the enclosed materials carefully. If you are interested in purchasing shares of First Seacoast Bancorp common stock, complete the enclosed Stock Order Form and return it, with full payment, in the Stock Order Reply Envelope provided. You may submit your Stock Order Form by overnight delivery to the address indicated on the Stock Order Form, by mail using the Stock Order Reply Envelope provided or by hand-delivery to Federal Savings Bank’s main office located at 633 Central Avenue, Dover, New Hampshire. Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on June 18, 2019. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a First Seacoast Bancorp stockholder.

Sincerely,

James R. Brannen

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 892-9472,

from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

I

IMPORTANT NOTICE

IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU.

THEY DO NOT DUPLICATE EACH OTHER!

THANK YOU!

Questions?

Call our Information Center, toll-free, at 1-(877) 892-9472

from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through

Friday, except bank holidays.

This flyer is neither an offer to sell nor an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

PF

Questions and Answers

About Our Plan of Reorganization and

Stock Issuance Plan

This brochure answers questions about our reorganization and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section.

GENERAL — THE REORGANIZATION AND STOCK OFFERING

Our board of directors has determined that the reorganization and stock offering are in the best interests of Federal Savings Bank, our customers and the communities we serve.

Q.	WHAT ARE THE REORGANIZATION AND STOCK OFFERING?

A.

Under our plan of reorganization and stock issuance plan (the “plan of reorganization”), Federal Savings Bank will convert from a mutual (meaning no stockholders) savings bank to a stock savings bank and reorganize into the mutual holding company form of ownership. Concurrently with the reorganization, First Seacoast Bancorp, a to-be-formed federally chartered mid-tier stock holding company, will offer shares of its common stock for sale to our customers and members of the public. Upon completion of the reorganization, 44% of the shares of common stock of First Seacoast Bancorp will be owned by public stockholders, 1% of our outstanding shares will be contributed to a newly formed charitable foundation and 55% of the outstanding common stock will be issued to First Seacoast Bancorp, MHC (a to-be-formed federally chartered mutual holding company). First Seacoast Bancorp will own 100% of the common stock of Federal Savings Bank (to be renamed First Seacoast Bank).

Q.	WHAT ARE THE REASONS FOR THE REORGANIZATION AND STOCK OFFERING?

A.

Our primary reasons to reorganize into a mutual holding company and conduct the stock offering are to establish an organizational structure that will enable us to: increase capital to support new loan originations, higher lending limits, and expected future growth and profitability, although we currently have capital well in excess of all applicable regulatory requirements; compete more effectively in the financial services marketplace; offer our customers, employees, management and directors an equity ownership interest in First Seacoast Bancorp, our proposed stock holding company, and thereby an economic interest in our expected future success; attract and retain qualified personnel by establishing stock-based benefit plans; and increase our flexibility to structure and finance the expansion of our operations, including potential acquisitions of branch offices, or establishing de novo branch offices or loan production offices, although we have no current acquisitions or new offices planned.

Q.	IS FEDERAL SAVINGS BANK CONSIDERED “WELL-CAPITALIZED” FOR REGULATORY PURPOSES?

A.	Yes. As of December 31, 2018, Federal Savings Bank was considered “well-capitalized” for regulatory purposes.

Q.	WILL CUSTOMERS NOTICE ANY CHANGE IN FEDERAL SAVINGS BANK’S DAY-TO-DAY ACTIVITIES AS A RESULT OF THE REORGANIZATION AND OFFERING?

A.

No. It will be business as usual. The reorganization is an internal change to our corporate structure. There will be no change to our board of directors, management and staff as a result of the reorganization. Federal Savings Bank will continue to operate as an independent bank.

Q.	WILL THE REORGANIZATION AND STOCK OFFERING AFFECT CUSTOMERS’ DEPOSIT ACCOUNTS OR LOANS?

A.

No. The reorganization and stock offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts will not be converted to stock.

THE CHARITABLE FOUNDATION

Q.	WHAT IS THE FIRST SEACOAST COMMUNITY FOUNDATION, INC. (THE “CHARITABLE FOUNDATION”) AND WHY IS IT BEING ESTABLISHED AND FUNDED AS PART OF THE REORGANIZATION?

A.

In connection with the reorganization and stock offering, we intend to establish a new charitable foundation, as a non-stock, nonprofit corporation. We intend to contribute to the charitable foundation $150,000 in cash and 1% of our outstanding shares of common stock. The charitable foundation will be dedicated completely to community activities and the promotion of charitable causes, and may be able to support such activities in ways that are not presently available to us.

Q.	WILL THE CHARITABLE FOUNDATION BE ESTABLISHED AND FUNDED IF THE REORGANIZATION AND STOCK OFFERING ARE NOT APPROVED AND COMPLETED?

A.

No. The charitable foundation will only be established and funded if both the plan of reorganization and the charitable foundation are approved by our eligible customers. However, if we receive all other approvals, we will be permitted to complete the reorganization without the charitable foundation, if the establishment and funding of the charitable foundation is not approved by our customers.

THE PROXY VOTE

In addition to receiving all required regulatory approvals, the plan of reorganization and the establishment and funding of the charitable foundation are both subject to approval by our eligible customers.

Q.	WHY SHOULD I VOTE “FOR” THE PLAN OF REORGANIZATION AND “FOR” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION?

A.

Your vote “FOR” both proposals is extremely important to us. Each eligible Federal Savings Bank customer as of May 6, 2019 should have received a package containing a Proxy Card attached to a Stock Order Form. These packages also include a Proxy Statement describing the plan of reorganization and the charitable foundation, neither of which can be implemented without customer approval. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards that were sent to you.

Voting does not obligate you to purchase shares of common stock during the offering.

Q.	WHAT HAPPENS IF I DON’T VOTE?

A.

Your vote is very important. Not voting all the Proxy Cards you receive will have the same effect as voting “AGAINST” both proposals. Without sufficient favorable votes, we cannot complete the reorganization and stock offering.

Q.	HOW DO I VOTE?

A.	Mark your vote, sign and date each Proxy Card and return the card(s) in the enclosed Proxy Reply Envelope.

Alternatively, you may vote by telephone or Internet by following the simple instructions on the Proxy Card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” BOTH PROPOSALS. Telephone and Internet voting are available 24 hours a day.

Q.	HOW MANY VOTES AM I ENTITLED TO CAST?

A.

Depositors at the close of business on May 6, 2019 are entitled to cast one vote for each $100 or fraction thereof on deposit. Also, each borrower at the close of business on May 6, 2019 is entitled to cast one vote, in addition to votes he or she is entitled to cast as a depositor. However, no customer may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	WHY DID I RECEIVE MORE THAN ONE PROXY CARD?

A.

If you had more than one deposit and/or loan account at the close of business on May 6, 2019, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. Please promptly vote all the Proxy Cards sent to you – they do not duplicate each other.

Q.	MORE THAN ONE NAME APPEARS ON MY PROXY CARD. WHO MUST SIGN?

A.

The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the named beneficiary.

THE STOCK OFFERING AND PURCHASING SHARES

Q.	HOW MANY SHARES ARE BEING OFFERED FOR SALE AND AT WHAT PRICE?

A.

First Seacoast Bancorp is offering for sale between 1,720,400 and 2,327,600 shares of common stock (subject to increase to 2,676,740 shares) at $10.00 per share. No sales commission will be charged to purchasers.

Q.	WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE STOCK OFFERING?

A.

Pursuant to our plan of reorganization, non-transferable rights to subscribe for shares of First Seacoast Bancorp common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1 — Depositors of Federal Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2017;

Priority #2 — Our tax-qualified employee benefit plans;

Priority #3 — Depositors of Federal Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2019; and

Priority #4 — Depositors and borrowers of Federal Savings Bank at the close of business on May 6, 2019.

Shares of common stock not purchased in the Subscription Offering may be offered for sale to the public in a Community

Offering, with a preference given to natural persons and trusts of natural persons residing in the New Hampshire Counties of Rockingham and Strafford. Shares not sold in the Subscription and Community Offerings may be offered for sale through a Syndicated Community Offering to the general public.

Q.

I AM ELIGIBLE TO SUBSCRIBE FOR SHARES OF COMMON STOCK IN THE SUBSCRIPTION OFFERING BUT AM NOT INTERESTED IN INVESTING. MAY I ALLOW SOMEONE ELSE TO USE MY STOCK ORDER FORM TO TAKE ADVANTAGE OF MY PRIORITY AS AN ELIGIBLE ACCOUNT HOLDER?

A.

No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the stock offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible deposit account holders’ subscription rights in the stock offering.

Q.	HOW MAY I BUY SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS?

A.

Shares can be purchased by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. Delivery of a Stock Order Form may be made by mail using the Stock Order Reply Envelope provided, by overnight delivery to the address indicated on the Stock Order Form, or by hand-delivery to Federal Savings Bank’s main office located at 633 Central Avenue, Dover, New Hampshire. Hand delivered stock order forms will only be accepted at this location. Stock order forms may not be delivered to any other Federal Savings Bank office. Please do not mail Stock Order Forms to Federal Savings Bank.

Q.	WHAT IS THE DEADLINE FOR SUBMITTING STOCK ORDER FORMS?

A.

To purchase shares in the Subscription and Community Offerings, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern time, on June 18, 2019. Acceptable methods for delivery of Stock Order Forms are described above.

Q.	HOW MAY I PAY FOR THE SHARES?

A.	Payment for shares can be remitted in two ways:

(1)

By personal check, bank check or money order, payable to First Seacoast Bancorp. These will be deposited upon receipt. We cannot accept wires or third party checks. Federal Savings Bank line of credit checks may not be remitted for payment. Please do not mail cash!

(2)

By authorized withdrawal of funds from your Federal Savings Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the deposit account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-

writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, IRA or other retirement accounts held at Federal Savings Bank may not be listed for direct withdrawal. See information on retirement accounts below.

Q.	WILL I EARN INTEREST ON MY FUNDS?

A.

Yes. If you pay by personal check, bank check or money order, you will earn interest at a rate of 0.03% per annum from the date we process your payment until the completion or termination of the reorganization and stock offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Federal Savings Bank deposit account(s), your funds will continue to earn interest at the applicable deposit account rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion or termination of the reorganization and offering.

Q.	ARE THERE LIMITS TO HOW MANY SHARES I CAN ORDER?

A.

Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by a person or group of persons through a single account held jointly is 15,000 shares ($150,000). Additionally, no person by himself, with an associate or group of persons acting in concert, may purchase more than 25,000 shares ($250,000) in all categories of the offering combined.

More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Reorganization and Offering — Offering of Common Stock — Limitations on Purchase of Shares.”

Q.	MAY I USE MY FEDERAL SAVINGS BANK INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) TO PURCHASE SHARES?

A.

Yes. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Federal Savings Bank or elsewhere, please call our Stock Information Center as soon as possible for guidance, but preferably at least two weeks before the June 18, 2019 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held.

Q.	MAY I USE A LOAN FROM FEDERAL SAVINGS BANK TO PAY FOR SHARES?

A.

No. By regulation, Federal Savings Bank may not extend a loan for the purchase of First Seacoast Bancorp common stock during the stock offering. Similarly, you may not use existing Federal Savings Bank line of credit checks to purchase stock during the offering.

Q.	MAY I CHANGE MY MIND ABOUT ORDERING STOCK AFTER I SUBMIT MY STOCK ORDER?

A.	No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent or unless the offering is terminated or is extended beyond June 27,
2021 or the number of shares of common stock offered for sale is increased to more than 2,676,740 shares or decreased to less than 1,720,400 shares.

Q.	ARE DIRECTORS AND EXECUTIVE OFFICERS OF FEDERAL SAVINGS BANK PLANNING TO PURCHASE STOCK?

A.

Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 104,000 shares ($1.0 million), or approximately 6.0% of the shares to be offered for sale to the public at the minimum of the offering range, including shares contributed to the charitable foundation.

Q.	WILL THE STOCK BE INSURED?

A.	No. Like any common stock, First Seacoast Bancorp’s stock will not be insured.

Q.	WILL DIVIDENDS BE PAID ON THE STOCK?

A.

First Seacoast Bancorp does not currently intend to pay dividends on the common stock following the completion of the stock offering. If we determine to pay dividends in the future, the payment and amount of any dividends will depend upon a number of factors, including the following: regulatory capital requirements; our financial condition and results of operations; our other uses of funds for the long-term value of stockholders; tax considerations; the Federal Reserve Board’s current regulations restricting the waiver of dividends by mutual holding companies; statutory and regulatory limitations; and general economic conditions.

Q.	WILL FIRST SEACOAST BANCORP SHARES BE LISTED ON A STOCK EXCHANGE?

A.

Upon conclusion of the stock offering, we expect that First Seacoast Bancorp’s shares will be listed for trading on the Nasdaq Capital Market under the symbol “FSEA.” Once the shares have begun trading, you may contact a firm offering investment services in order to buy or sell First Seacoast Bancorp shares in the future.

Q.	IF I PURCHASE SHARES DURING THE SUBSCRIPTION AND COMMUNITY OFFERINGS, WHEN WILL I RECEIVE MY SHARES?

A.

All shares of First Seacoast Bancorp common stock sold in the Subscription and Community Offerings will be issued in book entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the stock offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership.

WHERE TO GET MORE INFORMATION

Q.	HOW CAN I GET MORE INFORMATION?

A.

For more information, refer to the enclosed Prospectus or call our Stock Information Center, toll-free, at 1-(877) 892-9472, from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday. The Stock Information Center is not open on bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE THE ENCLOSED PROXY CARD

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

You may vote by mail using the enclosed envelope or by following the telephone or Internet voting instructions on the Proxy Card.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING

“FOR” THE PLAN OF REORGANIZATION AND

STOCK ISSUANCE PLAN AND “FOR” THE ESTABLISHMENT AND

FUNDING OF THE CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” BOTH PROPOSALS.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

COMMON STOCK DURING THE STOCK OFFERING. THE REORGANIZATION WILL CHANGE OUR FORM OF CORPORATE

STRUCTURE, BUT WILL NOT RESULT IN CHANGES TO

BANK STAFF, MANAGEMENT, OR YOUR DEPOSIT

ACCOUNTS OR LOANS AT FEDERAL SAVINGS BANK. DEPOSIT

ACCOUNTS WILL NOT BE CONVERTED TO COMMON STOCK. DEPOSIT ACCOUNTS WILL CONTINUE TO BE INSURED BY THE

FDIC, UP TO THE MAXIMUM LEGAL LIMITS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) 892-9472,

from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE

VOTE THE ENCLOSED REPLACEMENT PROXY

CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN OF REORGANIZATION AND

STOCK ISSUANCE PLAN AND “AGAINST” THE

ESTABLISHMENT AND FUNDING OF THE CHARITABLE

FOUNDATION.

Your board of directors unanimously recommends that you to vote “FOR” both proposals.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

SHARES OF COMMON STOCK DURING THE STOCK OFFERING, NOR DOES IT AFFECT YOUR FEDERAL SAVINGS BANK DEPOSIT

ACCOUNTS OR LOANS.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) 892-9472,

from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

PG2

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF REORGANIZATION

AND STOCK ISSUANCE PLAN (THE “PLAN OF

REORGANIZATION”) AND “AGAINST” THE ESTABLISHMENT

AND FUNDING OF THE CHARITABLE FOUNDATION.

In order to implement the plan of reorganization,

we must obtain the approval of our voting customers.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card(s).

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. They do not duplicate each other!

Please note: Implementing the plan of reorganization and the charitable foundation will not affect your deposit accounts or loans at Federal

Savings Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits. Voting does not obligate you to purchase common stock during the offering.

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877) 892-9472,

from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday, except bank holidays.

PG3

REVOCABLE PROXY

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

FEDERAL SAVINGS BANK

FOR A SPECIAL MEETING OF MEMBERS

TO BE HELD ON JUNE 27, 2019

The undersigned member of Federal Savings Bank (the “Bank”) hereby appoints the full board of directors, with full powers of substitution, as attorneys-in-fact and agents for and in the name of the undersigned, to cast such votes as the undersigned may be entitled to cast at the special meeting of members (the “Special Meeting”) of the Bank, to be held at the main office of the Bank, 633 Central Avenue, Dover, New Hampshire, on June 27, 2019 at     :00 a.m./p.m., Eastern time, and at any adjournments thereof. They are authorized to cast all votes to which the undersigned is entitled as follows:

(1)

The approval of the Federal Savings Bank Plan of Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance Plan (the “Plan of Reorganization”), pursuant to which the Bank will reorganize into the mutual holding company structure (the “Reorganization”). As part of the Plan of Reorganization, (i) the Bank will convert to a federal stock savings bank that will be wholly owned by First Seacoast Bancorp, a to-be-formed federal corporation (the “Holding Company”), and (ii) the Holding Company will issue 55.0% of its to-be-outstanding shares of common stock to First Seacoast Bancorp, MHC (the “Mutual Holding Company”), a to-be-formed federal mutual holding company, and will offer for sale to members of the Bank and others, 44.0% of its to-be-outstanding shares of common stock and contribute 1.0% of its to-be-outstanding shares plus $150,000 in cash, to a charitable foundation being formed in connection with the Reorganization. A vote to approve the Plan of Reorganization includes a vote to approve the Charter and Bylaws of each of the Bank (in stock form), the Holding Company and the Mutual Holding Company, including any anti-takeover provisions contained within these documents;

(2)

The establishment of First Seacoast Community Foundation, Inc. (the “Charitable Foundation”), a Delaware non-stock corporation that will be dedicated to charitable purposes within the communities in which the Bank conducts its business, and the contribution to the Charitable Foundation of shares of the Holding Company common stock equal to 1.0% of the to-be-outstanding shares of the Holding Company’s common stock and $150,000 of cash in connection with the Reorganization; and

such other business as may properly come before the Special Meeting or any adjournment thereof. Note: Management is not aware of any such other business.

VOTING FOR APPROVAL OF THE PLAN OF REORGANIZATION WILL ALSO INCLUDE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE FORMATION OF THE STOCK SAVINGS BANK, THE TRANSFER OF THE MUTUAL SAVINGS BANK’S ASSETS AND LIABILITIES TO THE STOCK SAVINGS BANK, AND THE CONVERSION OF THE MUTUAL SAVINGS BANK’S CHARTER TO THAT OF A MUTUAL HOLDING COMPANY.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, INCLUDING THE ADJOURNMENT OF THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

(Continued on reverse side)

▲ Fold and detach the above Proxy Card here ▲

Your board of directors unanimously recommends that

you vote “FOR” the approval of both proposals.

Your “FOR” Vote is Very Important!

NOT VOTING IS EQUIVALENT TO

VOTING AGAINST THE PROPOSALS.

PLEASE VOTE ALL PROXY CARDS RECEIVED.

CONTROL NUMBER	PROXY CARD

	FOR	AGAINST

Please vote by marking one box for each proposal:

1. The approval of the Federal Savings Bank Plan Reorganization from Mutual Savings Bank to Mutual Holding Company and Stock Issuance Plan, as described in the Proxy Statement.

2. The establishment of First Seacoast Community Foundation, Inc. and the contribution to the Charitable Foundation of 1.0% of the to-be-outstanding shares of First Seacoast Bancorp’s common stock and $150,000 of cash in connection with the reorganization.

Votes will be cast in accordance with the Proxy Card. Should the undersigned be present and elect to vote at the special meeting of members or at any adjournment thereof and after notification to the Secretary of Federal Savings Bank at said meeting of the member’s decision to terminate this Proxy, then the power of said attorney-in-fact or agents shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt of a Notice of Special Meeting of Members and a Proxy Statement dated                          , 2019 before the execution of this Proxy.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE OR INSTEAD FOLLOW THE INSTRUCTIONS TO VOTE YOUR PROXY TODAY BY INTERNET OR TELEPHONE.

Signature:                                                                                                                             Date:                           , 2019

NOTE: Only one signature is required in the case of a joint account. Please sign exactly as your name appears on this proxy card. When signing as an attorney, executor, administrator or guardian, please give your full title. Corporations or partnership proxies should be signed by an authorized officer.

▲ Fold and detach the above Proxy Card here ▲

YOUR VOTE IS IMPORTANT!

NOT VOTING IS THE EQUIVALENT TO VOTING “AGAINST” BOTH PROPOSALS.

PLEASE VOTE THE PROXY CARDS RECEIVED.

Internet and telephone voting are quick and simple ways to vote,

and are available through 11:59 P.M., Eastern time, on June 26, 2019.

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE

www.myproxyvotecounts.com

Use the Internet to vote your proxy. Have the Proxy Card in hand when you access the web site. You will need to enter online the 12 digit control number located in the shaded box above. (Each Proxy Card has a unique control number.)

☑ Mark, sign and date your Proxy Card and return it in the enclosed Proxy Reply Envelope.

1-(866) 437-4667

Have your Proxy Card(s) in hand when you access the phone voting line. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number.

If you vote by telephone or Internet you do NOT need to return your Proxy Card by mail.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[First Seacoast Bancorp Letterhead]

[Imprinted with Name & Address of Subscriber]                                                             Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by First Seacoast Bancorp. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of reorganization and stock issuance plan, as well as other conditions and limitations described in the First Seacoast Bancorp Prospectus dated May     , 2019. Refer to pages      –      of the First Seacoast Bancorp Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information, when available, will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: Order #: Number of Shares Requested: Offering Category: (subject to verification; see descriptions below)

Offering Category Descriptions:

SUBSCRIPTION OFFERING

•	Depositors of Federal Savings Bank with aggregate balances of at least $50 at the close of business on December 31, 2017;

•	Federal Savings Bank tax-qualified employee benefit plans;

•	Depositors of Federal Savings Bank with aggregate balances of at least $50 at the close of business on March 31, 2019; and

•	Depositors and borrowers of Federal Savings Bank at the close of business on May 6, 2019.

COMMUNITY OFFERING

•	Residents of Rockingham County or Strafford County in New Hampshire; and

•	General Public.

Thank you for your order,

FIRST SEACOAST BANCORP

STOCK INFORMATION CENTER

1-(877) 892-9472.

FINAL REMINDER PROXYGRAM (if needed)

[Federal Savings Bank Letterhead]

(Depending on vote status and number of days until the special meeting of members, this can be mailed. It can be personalized, as shown – or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Customer,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the plan of reorganization and stock issuance plan and “Against” the establishment and funding of the charitable foundation.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU JOIN THEM IN VOTING “FOR” BOTH PROPOSALS.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of Laurel Hill Advisory Group, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

1-  (    )         -         (toll-free)

DAYS/HOURS:

Monday - Friday

         a.m. to          p.m., Eastern time

I appreciate your participation.

Sincerely,

James R. Brannen

President and Chief Executive Officer

BRANCH LOBBY POSTER – VOTE

(This notice should be printed by Federal Savings Bank, and should be placed in each branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind eligible customers to vote on our plan of reorganization and stock issuance plan and the establishment and funding of the charitable foundation.

✓	The reorganization will not result in changes to our staff or your account relationships with Federal Savings Bank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of common stock during our stock offering.

Your board of directors unanimously recommends that you join them in voting

“FOR” both proposals.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(877) 892-9742,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[Federal Savings Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR STOCK OFFERING EXPIRES

JUNE 18, 2019

We are conducting an offering of shares of our common stock

UP TO 2,327,600 SHARES

COMMON STOCK

(subject to increase to 2,676,740 shares)

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME,

ON JUNE 18, 2019

******************************

If you have questions about the stock offering,

call our Stock Information Center, toll-free, at 1-(877) 892-9472,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[Federal Savings Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

YOU DO NOT NEED YOUR PROXY CARD IN ORDER TO VOTE.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call Laurel Hill Advisory Group, our Independent Voting Agent, at 1-(      )         -

(toll-free), Monday through Friday,

         a.m. to          p.m.

If you are unsure whether you voted, please call.

Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS UNANIMOUSLY

RECOMMENDS THAT YOU JOIN THEM IN VOTING

“FOR” THE PLAN OF REORGANIZATION AND STOCK ISSUANCE PLAN AND “FOR” THE ESTABLISHMENT AND FUNDING OF THE CHARITABLE FOUNDATION.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” BOTH PROPOSALS.

THANK YOU!

[Federal Savings Bank logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

BANK STATEMENT ENCLOSURE – VOTE REMINDER SLIP – (Optional)

You may have received a large white envelope containing a Proxy Card to be used to vote on our plan of reorganization and stock issuance plan and the establishment and funding of the charitable foundation. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards received. If you have questions about voting, call our Information Center, toll-free, at 1-(877) 892-9472, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern time.

[Federal Savings Bank logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Eligible customers as of May 6, 2019 were mailed Proxy Card(s) and other materials requesting them to cast their votes regarding our plan of reorganization and stock issuance plan and the establishment and funding of the charitable foundation.

If you received Proxy Cards but have not voted, please vote by mail, or by following the telephone or Internet voting instructions on the Proxy Card. We hope that you will vote “FOR” both proposals as unanimously recommended by our board or directors. If you have questions about voting, please call our Information Center, toll-free, at 1-(877) 892-9472, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern time.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Eligible customers as of May 6, 2019 were mailed Proxy Card(s) and other materials requesting them to cast their votes regarding our plan of reorganization and stock issuance plan and the establishment and funding of the charitable foundation. If you have not yet voted, a quick way to do so is to click on “Vote Now”. This will lead you to a confidential voting site.

VOTE NOW www.myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card(s) in hand so that you can enter online the 12 digit control number printed on your Proxy Card(s).

EMAIL VOTE REMINDER – (Optional)

(Email reminder is sent after the initial mailing, but before most people will have discarded materials)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

As a Federal Savings Bank customer on May 6, 2019, you recently were sent a large white envelope containing proxy materials requesting your vote on two proposals:

•	The approval of Federal Savings Bank’s plan of reorganization and stock issuance plan;

•	The establishment and funding of the charitable foundation.

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by telephone, Internet or by mail.

Without sufficient favorable votes, we cannot implement the proposals. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” BOTH PROPOSALS.

Do you have questions?

Please call our Information Center, toll-free, at 1-(877) 892-9472, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern time.

We appreciate your participation.

[Federal Savings Bank logo]

RECORDED MESSAGE TO HIGH VOTE CUSTOMERS

(This automatic dial message, meant to encourage eligible customers to open offering/proxy packages, will be used one time – right after the initial packages are mailed)

“Hello – This is James Brannen, President and Chief Executive Officer of Federal Savings Bank, calling with a quick message. Within the next few days, you should expect to receive from us one or more packages about our reorganization and stock offering and related materials which requests your vote on items of importance to our bank and our valued customers. Please help us by opening each package you receive and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a customer of Federal Savings Bank.”

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some, not all, market areas]

FIRST SEACOAST BANCORP [LOGO]

Proposed Stock Holding Company

for Federal Savings Bank

(to be renamed First Seacoast Bank)

UP TO 2,327,600 SHARES

COMMON STOCK

(subject to increase to 2,676,740 shares)

$10.00 Per Share

Purchase Price

First Seacoast Bancorp is conducting an offering of its common stock. Shares may be purchased directly from First Seacoast Bancorp, without sales commission, during the offering period.

This offering expires at 2:00 p.m., Eastern time, on June 18, 2019.

To receive a Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(877) 892-9472,

from 10:00 a.m. to 4:00 p.m., Eastern time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.